UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
May 2, 2024
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 3, 2024 at the Annual Meeting, the stockholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") providing for the exculpation of the Company's officers (the “Exculpation Amendment”), as further described in the Company's 2024 Proxy Statement. The amendment to the Certificate of Incorporation was previously approved, subject to stockholder approval, by the Board of Directors.
The amendment to the Certificate of Incorporation was included as Appendix A to the 2024 Proxy Statement and is attached as Exhibit 3.1 to this Form 8-K, which is incorporated herein by reference.
The foregoing description of the amendment to the Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Certificate of Incorporation, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Company was held on May 3, 2024 in a virtual meeting format, and a total of 16,333,701 shares were present in person or by proxy. At the Annual Meeting, the Company’s stockholders acted upon the following matters: (i) the election of three Class II members of the Board of Directors to serve terms ending at the Company’s 2025 Annual Meeting; (ii) the approval of an amendment to the Company's Restated Certificate of Incorporation; (iii) the approval of an amendment to the Company's Stock Ownership Participation Plan; (iv) an advisory vote to approve the compensation of the Company's named executive officers; and (v) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The following is a summary of the voting results for each matter presented to stockholders.
Proposal No. 1 - Election of directors.

Name	Shares For	Shares Withheld	Broker Non-Votes
C. Mark Hussey	14,770,852	286,076	1,276,773
Hugh E. Sawyer	14,884,196	172,732	1,276,773
Debra Zumwalt	14,779,544	277,384	1,276,773
The other members of the Board of Directors whose terms of office continued after the Annual Meeting were: Peter K. Markell, John McCartney, Ekta Singh-Bushell, Joy T. Brown, H. Eugene Lockhart, and James H. Roth.
Proposal No. 2 - To approve an amendment to the Company's Restated Certificate of Incorporation.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
13,216,639	1,838,345	1,944	1,276,773
Proposal No. 3 - To approve an amendment to the Company's Amended and Restated Stock Ownership Participation Program.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
14,507,118	548,468	1,342	1,276,773
Proposal No. 4 - An advisory vote to approve the Company's executive compensation.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
14,716,318	262,895	77,715	1,276,773
Proposal No. 5 - To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
15,820,122	501,562	12,017	0

Item 8.01.    Other Events.
On May 2, 2024, the Company's Board of Directors (the "Board") authorized a $100 million increase to the current share repurchase program to a total authorization of $500 million, inclusive of the $9.5 million remaining under the share repurchase program as of May 2, 2024. Additionally, the Board authorized an extension of the share repurchase program pursuant to which the Company may repurchase its common stock through December 31, 2025. The amount and timing of the repurchases will be determined by management and will depend on a variety of factors, including the trading price of the Company's common stock, capacity under the Company's credit facility, general market and business conditions, and applicable legal requirements. The repurchase program may be suspended, modified, or discontinued at any time and the Company has no obligation to repurchase any specific value or number of common shares under the share repurchase program.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

3.1
Huron Consulting Group Inc.'s Amendment to the Restated Certificate of Incorporation, effective May 3, 2024 (included as Appendix A to Huron Consulting Group Inc.'s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2024, Commission File No. 000-50976, and incorporated herein by reference).

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	May 6, 2024	/s/ JOHN D. KELLY
John D. Kelly
Executive Vice President, Chief Financial Officer, and Treasurer